RestructURing AGREEMENT

This Restructuring Agreement (“Agreement”) is entered into effective as of January 29, 2014 by and among U.S. PRECIOUS METALS, INC., a Delaware corporation ("Company"), 179 Route 9 North, Suite 306, Marlboro, New Jersey 07728; and RESOURCE TECHNOLOGY CORPORATION, a Florida corporation (“RTC”), 201 South Biscayne Blvd, 28th Floor, Miami Florida 33131, the shareholders of RTC (“RTC Shareholders”), and PLASMAFICATION TECHNOLOGY HOLDINGS, LLC, a Florida limited liability company, 75850 Baseline Road, Twentynine Palms, CA 92277 (“PTH”).

* W I T N E S S E T H *

WHEREAS, on May 11, 2013, the Company, RTC and the RTC Shareholders did enter into that Share Exchange Agreement pursuant to which the Company would acquire RTC in exchange for the issuance of 300,000,000 shares of common stock of the Company to the RTC Shareholders, subject to the conditions therein (“Original Agreement”),

WHEREAS, PTH is an affiliate of RTC, and it owns and operates the PTH Processing Facility located on the PTH Premises,

WHEREAS, as a material inducement for the Company to enter into this Agreement, PTH covenants and agrees to deliver and provide to the Company, and RTC covenants and agrees that it will cause PTH to deliver and provide to the Company, certain considerations as stated herein,

WHEREAS, the parties hereto desire to restructure the transactions contemplated by the Original Agreement by cancelling and terminating, ab initio, the Original Agreement and entering into new transactions and agreements as contemplated herein,

* * *

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

Unless the context indicates otherwise, as stated herein, the following words and phrases shall have meaning ascribed to below:

“Company Plasma System” means a 10 ton/day processing facility to be located on the PTH Premises to be constructed by PTH under the Purchase and Sale Agreement which employs Plasma Processing Technology to process ore concentrates, among other materials.

“Company Allocation Factor” means a fraction, the numerator of which is the number of days per month that the PTH Plasma Facility processes the ore concentrate of the Company (which is expected to be 5 days per month) and the denominator being the number of calendar days in the respective calendar month.

"Licensed Technical Information" shall mean any and all RTC/PTH information, computer or other apparatus programs, software, specifications, drawings, designs, sketches, tools, market research or

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operating data, prototypes, records, documentation, works of authorship or other creative works, ideas, concepts, methods, inventions, discoveries, improvements, or other business, financial and/or technical information (whether or not protectable or registrable under any applicable intellectual property law) relating to the Company Plasma System or Plasma Processing Technology.

“Plasma Processing Technology” means generally an advanced thermal process employed by PTH whereby ionized gas is heated through the use of electrical energy to extreme temperatures creating a controlled plasma that is used to process ore concentrates into solid metal fractions in the form of dore pellets.

“PTH Direct Costs” means the actual, third party costs, other than the PTH Overhead Costs, incurred and paid by PTH in processing the Company’s ore concentrate pursuant to Section 2.03, such as consulting, engineering and technical costs.

“PTH Overhead Costs” means actual costs, other than PTH Direct Costs, incurred and paid by PTH to operate the PTH Plasma Facility in processing the Company’s ore concentrate pursuant to Section 2.03, such as labor, electrical, fuel, and similar costs.

“PTH Plasma Facility” means the processing facility located on the PTH Premises owned and/or operated by PTH which employs Plasma Processing Technology to process ore concentrates, among other materials.

“PTH Premises” means that real property owned and/or by PTH consisting of approximately 13 acres located in 29 Palms, California within which the PTH Plasma Facility is located.

“Processing Period” means the period beginning with the date that the PTH Facility is ready to commence commercial operations at the processing rate of 5 tons/day and terminating on the date that the Company Plasma Facility is fully permitted and ready to commence commercial operations at a processing rate of 10 tons/day.

ARTICLE II

TERMINATION OF ORIGINAL AGREEMENT

AND NEW AGREEMENTS AMONG THE PARTIES

In exchange for the mutual considerations contained herein and subject to the Closing of this Agreement, the respective parties hereby covenant and agree as follows:

Section 2.01. Termination of the Original Agreement. The Company, RTC and the RTC Shareholders do hereby cancel and terminate the Original Agreement, ab initio, and no party shall have any further obligations or responsibilities to the other party under the terms and provisions of the Original Agreement.

Section 2.02. Licensing Agreement. PTH and the Company have entered into a Technology Licensing Agreement in identical form and content as set forth on Exhibit 2.02 (attached to and made a part hereof) (“Licensing Agreement”). As stated in the Licensing Agreement;

(a). the term is for a period of twenty five (25) years,

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(b). the agreement will cover Company’s use of the Plasma Processing Technology with respect to the Company Plasma System,

(c). no royalties or other remuneration is payable to PTH.

(d). the Company will be required to pay for any later upgrades or improvements to the Company Plasma System.

Section 2.03. Processing Rights. During the Processing Period, PTH will process the Company’s ore concentrate at its PTH Plasma Facility using its Plasma Processing Technology, subject to the following terms and conditions;

(a). PTH will allocate five (5) days per month at its PTH Plasma Facility to process the Company’s ore concentrate at rate of five (5) tons per day,

(b). Company, at its sole cost, risk and expense, will deliver in accordance with PTH specifications the ore concentrate to the PTH Plasma Facility, and will provide at least twenty (20) days written notice to PTH prior to each shipment,

(c). At all times ownership of the Company ore concentrate (pre and post processing) shall remain with the Company, however, the risk of loss for the Company ore concentrate will pass to PTH upon acceptance by PTH until such time as the processed end product leaves the PTH Plasma Facility,

(d). PTH will process the Company ore concentrate into an end product consisting of dore pellets (including but not limited to: gold, silver, nickel, platinum, and copper) depending on the delivered metals to the facility.

(e). Company will be responsible for selling the processed dore pellets or otherwise further refine the end product,

(f). Company will receive 100% of revenues from the sale of the processed dore pellets or refined product,

(g). During any month in which PTH processes the Company ore concentrate as provided in this Section 2.03, the Company will be responsible for and pay PTH an amount equal to the PTH Direct Costs and PTH Overhead Costs (calculated on a monthly basis), in each case, multiplied by the Company Allocation Factor. PTH will provide the Company with an invoice on a monthly basis itemizing the PTH Direct Costs and PTH Overhead Costs, multiplied by the Company Allocation Factor, and such amount will be due and payable within fifteen (15) days from the receipt of such invoice.

Section 2.04. Construction of Company Owned Plasma Processing Facility and Operations.

(a). PTH and the Company have entered into a Equipment Purchase and Sale Agreement in identical form and content as set forth on Exhibit 2.04 (attached to and made a part hereof) (“Purchase and Sale Agreement”). As stated in the Purchase and Sale Agreement;

(i). PTH will construct the Company Plasma Facility on the PTH Premises which will be leased to the Company at a $100 per year for the term of the Licensing Agreement,

(ii). construction of the Company Plasma Facility will commence upon receipt of a down payment made by the Company in the amount of $1,500,000,

(iii). PTH will construct the Company Plasma Facility “at third party cost” with no markup or fees,

(iv). the costs and expenses for the construction of the Company Facility shall be borne as follows: 2/3rds by the Company, and 1/3rd by PTH,

(v). PTH, in association with RTC, will be responsible for obtaining the necessary Federal, state and local permits and licenses to construct and operate the Company Plasma facility, however, the costs of such permits and licenses associated with Company Plasma Facility shall be borne by Company, and

(vi). upon completion of the Company Plasma Facility, the Company will own 100% of the Company Facility, however, any Licensed Technical Information will be subject to the Licensing Agreement.

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(b). Prior to commencement of operations of the Company Plasma Facility, the Company and RTC and/or PTH will enter into a mutually agreeable Operating and Maintenance Agreement pursuant to which PTH will operate and maintain the Company Plasma Facility.

Section 2.05. Promissory Note.

(a). PTH has delivered to the Company a duly executed Promissory Note in identical form and content as set forth on Exhibit 2.05 (attached to and made a part hereof) (“Promissory Note”). As stated in the Promissory Note;

(i). The principal amount is Five Million Dollars ($5,000,000),

(ii). The principal amount may be offset as described in Section 2.05(b),

(iii). Non-interest bearing, and

(iv). The Promissory Note is due and payable one (1) year form the Closing Date.

(b).(i). PTH and the Company acknowledge that the Company maintains a debt outstanding in the approximate amount of $1,716,155 (as of November 30, 2013) (“Debt”) in favor of a third party creditor (“Creditor”). In addition, the Creditor pursuant to a pledge agreement maintains a lien (“Lien”) on the Company’s properties located in Michoacán, Mexico owned by the Company’s Mexican subsidiary (“Property”).

(ii). PTH covenants and agree that after the Closing, it will use its best efforts to negotiate with the Creditor and cause the Creditor to (y) release the Company unconditionally from the Debt and (z) remove the Lien from the Property, provided that, the release of the Debt and removal of the Lien shall be pursuant to documentation and filings agreeable to the Company.

(iii). Upon the occurrence of events described in Section 2.05(b)(ii)(y) and (z), the principal amount of the Promissory Note will be reduced and offset by the Debt, effective however upon filing the necessary documentation with the appropriate agencies.

Section 2.06. Company Capital Stock. The Company has issued to RTC 1,250,000 shares of its Class A Super Voting Preferred Stock (“Preferred Stock”) having rights privileges and preferences as is set fort in the Company’s Certificate of Designation set forth as Exhibit 2.06 (“Certificate of Designations”). As stated in the Certificate of Designations, the Preferred Stock shall have the following rights, privileges and preferences, among others;

(i). each share of Preferred Stock shall have 100 to 1 voting rights, voting along with the Company’s common stock,

(ii). each share of Preferred Stock shall have 100 to 1 rights upon liquidation and distribution of the Company,

(iii). Each share of Preferred Stock shall have the right to convert into 100 shares of common stock of the company, subject to the Company increasing its authorized shares of common stock to 325,000,000 as further provided in Section 7.01.

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND

WARRANTIES OF PTH AND RTC

As an inducement to, and to obtain the reliance of the Company, except as set forth in the PTH Schedules (as hereinafter defined), PTH and RTC, as applicable, hereby represent and warrant as of the date hereof and as of the Closing Date, as follows:

Section 3.01. Incorporation. (a). PTH is a limited liability company duly formed, validly existing, and in good standing under the laws of Florida and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement by PTH does not, and the consummation of the transactions contemplated hereby will not, violate any provision of its formation documents or operating agreement. PTH has taken all actions required by law, its operating agreement, or formation documents, and by-laws, or otherwise to authorize the execution and delivery of this Agreement. PTH has full power, authority, and legal capacity and has taken all action required by law, its formation documents or operating agreement, and otherwise to consummate the transactions herein contemplated.

 (b). RTC is a company duly formed, validly existing, and in good standing under the laws of Florida and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement by RTC does not, and the consummation of the transactions contemplated hereby will not, violate any provision of its articles of incorporation or formation documents. RTC has taken all actions required by law, its articles of incorporation or formation documents, and by-laws, or otherwise to authorize the execution and delivery of this Agreement. RTC has full power, authority, and legal capacity and has taken all action required by law, articles of incorporation or formation documents, and by-laws, and otherwise to consummate the transactions herein contemplated.

  Section 3.02. Subsidiaries and Predecessor Corporations.  None.

Section 3.03. Litigation and Proceedings. There are no claims, actions, suits, proceedings, court orders, or investigations pending or, to the knowledge of PTH and RTC after reasonable investigation, threatened by or against RTC, the RTC Shareholders, or affecting PTH or its business or properties (including the PTH Plasma Facility or PTH Premises), at law or in equity.  PTH does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, which, after reasonable investigation, would result in the discovery of such a default.

Section 3.04. No Conflict.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not; violate any law, rule, regulation, order, or decree of any governmental authority to which PTH or RTC are subject, nor result in a material breach of any contract or arrangement to which PTH, RTC or the RTC Shareholders are bound, nor result in a violation or breach by PTH, RTC or the RTC Shareholders of any judgment, order, writ, injunction or decree issued against or imposed upon PTH, RTC or the RTC Shareholders, nor result in a material breach or default under (or an event that, with giving of notice or passage of time or both, would constitute a breach of or default under), or termination of, or accelerate the performance required by, nor result in the creation or imposition of, any material security interest, lien, charge or other encumbrance upon RTC or its the business or properties (including the PTH Plasma Facility or PTH Premises), under any contract, instrument or agreement to which PTH, RTC or the RTC Shareholders are a party or by which PTH, RTC or the RTC

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Shareholders are bound, and nor result in any material violation, or be in conflict with or constitute a default under any organizational documents, by-laws or other corporate documents of each of PTH or RTC, if any,

Section 3.05. Consents. No consent, permit, license, order, appointment, franchise, certificate, approval or authorization of, or registration, declaration or filing with (i) any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), or (ii) any other party, is required by PTH or RTC in connection with the execution, delivery and performance of this Agreement.

Section 3.06. Compliance With Laws and Regulations.  To the best of its knowledge, PTH (i) has complied in all respects with any and all laws, common laws, rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, permits, policies and other requirements of any Governmental Entity applicable to PTH or its business, or by which any of its properties or assets (including the PTH Plasma Facility or PTH Premises) may be bound ("Laws"); (ii) has obtained any and all consents, permits, licenses, orders, appointments, franchises, certificates, approvals, authorizations and registrations from any Governmental Entity necessary for the conduct of its business to date including the current and planned operation of the PTH Plasma Facility) and in the fulfill the terms and conditions of this Agreement; and (iii) is not in default with respect to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal, applicable to PTH, its business or any of its assets and properties (including the PTH Plasma Facility or PTH Premises) or its operations, except to the extent any such noncompliance, failure to have or default shall not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the applicable party or on the ability of that party to consummate the transactions contemplated by this Agreement.

Section 3.07. Approval of Agreement.  The Board of Directors and the shareholders of PTH have authorized the execution and delivery of this Agreement by PTH and have approved this Agreement and the transactions contemplated hereby.

Section 3.08. PTH Schedules.  PTH has delivered to the Company the following schedules together with other schedules in this Article III (collectively referred to as the “PTH Schedules”) all of which will be certified by the chief executive officer of PTH as required under Section 6.02 as complete, true, and correct in all material respects as of the Closing Date:

(a). a schedule of any exceptions to the representations made herein; and

(b). a schedule containing the other information requested above.

PTH shall promptly update after the date hereof up to and including the Closing Date all schedules provided herein.

  Section 3.09. Valid Obligation.  This Agreement and all agreements and other documents executed by the PTH, RTC and the RTC Shareholders, as applicable, in connection herewith constitute the valid and binding obligation of each such party, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 3.10. Title to Assets.   PTH is the true and correct owner of the PTH Plasma Facility and has the right to contract for the PTH Premises as stated herein and in the License Agreement and Purchase and Sale Agreement.

Section 3.11. Non Disclosure. None of the warranties and representations made by PTH and/or RTC herein or in the Exhibits or other documents related hereto (including the Licensing Agreement and the Purchase and Sale Agreement), nor any certificate or memorandum furnished or to be furnished by Purchaser, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, and all representations and warranties of Purchaser contained herein are true and correct.

Section 3.12. Purchase Entirely for Own Account. The Preferred Stock to be acquired by RTC hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and RTC has no present intention of selling or otherwise distributing the Preferred Stock, except in compliance with applicable securities laws. RTC represents and warrants that it: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Company and its securities. RTC understands that the Preferred Stock are not registered under the Securities Act and that the issuance thereof to such RTC is intended to be exempt from registration under the Securities Act pursuant to Rule 144 promulgated thereunder. Each certificate representing the Preferred Stock shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE COMPANY AS HAVING ANY INTEREST IN SUCH SHARES, IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE ACT, AND ANY OTHER APPLICABLE STATE LAW, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED ONLY IN A TRANSACTION WHICH IS EXEMPT UNDER OR IS OTHERWISE IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS.

Further, RTC acknowledges that an investment in the Company pursuant to this Agreement involves a high degree of risk. RTC agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of RTC under this Section 3.12 shall survive the Closing.

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ARTICLE IV

REPRESENTATIONS, COVENANTS, AND

WARRANTIES REGARDING THE COMPANY

It is understood that the Company is a reporting company under the Securities Exchange Act of 1934, and files all material information with the Securities and Exchange Commission under its EDGAR format (which includes filings made by the Company up to and including the Closing Date) (“the Company SEC Filings”). As an inducement to, and to obtain the reliance of PTH, RTC and the RTC Shareholders, the Company represents and warrants, except as may be qualified below, as of the date hereof and as of the Closing Date (to its actual knowledge only), as follows:

Section 4.01. Organization. The Company is a company duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate any provision of their respective articles of incorporation or formation documents. Except as stated herein, the Company has taken all actions required by law, its articles of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement. the Company has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Section 4.02. Capitalization.

On the date hereof, (i) the number of shares which the Company is authorized to issue consists of 150,000,000 shares of common stock, $0.00001 par value per share and 10,000,000 shares of preferred stock, $0.00001 par value, and (ii) 135,117,988 shares of common stock and no shares of preferred stock currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. It is understood however that prior to Closing the Company will be required to raise additional funds to support its ongoing working capital requirements which will result in the issuance of additional shares of common stock and stock purchase warrants.

Section 4.03. Subsidiaries and Predecessor Corporations.  The Company does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, other than U.S. Precious Metals de Mexico, S.A. de C.V, a corporation formed under the laws of Mexico and a wholly owned subsidiary of the Company.

Section 4.04. Financial Statements.

(a). All financial and other information of the Company are contained in the the Company SEC Filings. Specifically, the Company SEC Filings contain audited balance sheets of the Company as of May 31, 2013 and June 30, 2011, the related audited statements of operations, shareholders’ equity and cash flows together with the notes to such statements and the opinion of Jeffrey & Company, independent certified public accountants, with respect thereto;

(b). In addition, the Company SEC Filings contain unaudited balance sheets of August 31, 2013 and November 30, 2013, respectively and the related unaudited statements of operations, shareholders’ equity and cash flows for the quarters ended on such dates which financial statements have been reviewed by Jeffrey & Company;

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(c). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The the Company balance sheets are true and accurate and present fairly as of their respective dates the financial condition of the Company.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(d). The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e). The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts, which, in the aggregate, are immaterial;

(f). The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(g). All of the Company’s assets are reflected on its financial statements, and, except as set forth in the financial statements of the Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 4.05. Information.  The information concerning the Company set forth in this Agreement and as provided to RTC by the Company is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to RTC (through this Agreement or otherwise) either directly or through the the Company SEC Filings all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 4.06. Absence of Certain Changes or Events.  Since November 30, 2013 and except as disclosed (i) in the Agreement, (ii) otherwise disclosed in writing to RTC, or (iii) in the Company SEC Filings:

(a). There has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

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(b). The Company has not (i) amended its Articles of Incorporation except as required by or referenced in this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $10,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c). The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds; (iii) incurred, paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $100,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $100,000); or (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; and

(d). To the knowledge of the Company and management of the Company, the Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 4.07. Litigation and Proceedings.  Except as stated in the Company SEC Filings, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  the Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance, which after reasonable investigation would result in the discovery of such default.

Section 4.08. No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not; violate any law, rule, regulation, order, or decree of any governmental authority to which the Company is subject, nor result in a material breach of any contract or arrangement to which the Company is bound, nor result in a violation or breach by the Company of any judgment, order, writ, injunction or decree issued against or imposed upon the Company, nor result in a material breach or default under (or an event that, with giving of notice or passage of time or both, would constitute a breach of or default under), or termination of, or accelerate the performance required by, nor result in the creation or imposition of, any material security interest, lien, charge or other encumbrance upon the Company under any contract, instrument or agreement to which the Company is a party or by which the

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Company is bound, and nor result in any material violation, or be in conflict with or constitute a default under any organizational documents, by-laws or other corporate documents of each the Company, if any,

Section 4.09. Compliance With Laws and Regulations.  To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports and forms to date with federal and state securities authorities.

Section 4.10. Approval of Agreement.  The Board of Directors of the Company has authorized and approved the execution and delivery of this Agreement by the Company and the transactions contemplated hereby.

Section 4.11. Valid Obligation.  This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.12. SEC Filings. As of their respective dates, to the Company’s knowledge, the the Company SEC Filings: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (“Securities Act”), the Exchange Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such the Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.13. Exchange Act Compliance.  The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

THE RTC SHAREHOLDERS

The RTC Shareholders hereby represents and warrants, severally and solely, to the Company as follows.

Section 5.01. Power and Authority. Each of the RTC Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the RTC Shareholders, enforceable against the RTC Shareholders in accordance with the terms hereof.

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Section 5.02. No Conflicts.  The execution and delivery of this Agreement by the RTC Shareholders and the performance by the RTC Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the RTC Shareholders and (c) will not violate or breach any contractual obligation or arrangement to which the RTC Shareholders are a party.

Section 5.03. Consents. No consent, permit, license, order, appointment, franchise, certificate, approval or authorization of, or registration, declaration or filing with (i) any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality, or (ii) any other party, is required by the RTC Shareholders in connection with the execution, delivery and performance of this Agreement.

Section 5.04. Approval of Agreement.  The Board of Directors and the shareholders of each RTC Shareholder have authorized the execution and delivery of this Agreement by RTC Shareholders and have approved this Agreement and the transactions contemplated hereby.

ARTICLE VI

CLOSING AND CLOSING DATE

Section 6.01. Closing.  The closing of the transactions contemplated herein (“Closing”) will occur no later than January 31, 2014 or such later date as agreed to in writing by the parties ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of Section 6.02, Article VIII and Article IX being met.

Section 6.02.  Closing Events.  At the Closing, the Company, PTH, RTC and the RTC Shareholders shall execute, acknowledge, deliver to the other party and, if necessary, file (or shall ensure to be executed, acknowledged, delivered and, if necessary, filed), any and all certificates (including the duly executed Certificate of Designations), opinions, financial statements, schedules, agreements (including the License Agreement and Purchase and Sale Agreement duly executed by the parties), notes (including the original Promissory Note duly executed by PTH), resolutions, rulings or other instruments required by this Agreement to be so executed and delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE VII

SPECIAL COVENANTS

Section 7.01. Required Corporate Actions. In connection with the transactions contemplated herein, the Company hereby agrees to undertake the following actions as stated;

(a). At or prior to Closing, (i) the Company shall have filed the Certificate of Designations with the Delaware Secretary of State, and (ii) the Board of Directors of the Company shall have directed the Secretary of the Company to serve notice convening a general meeting of shareholders of the Company or to conduct a vote in lieu of a meeting pursuant to the General Corporate Law of Delaware to increase its authorized shares of common stock to not less than 325,000,000 (“Charter Amendment”).

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Section 7.02. Additional Corporate Actions. In connection with the transactions contemplated herein, the Company hereby agrees to undertake the following additional corporate actions as stated;

(a). as soon as possible following the execution of this Agreement, obtain shareholder approval of the Charter Amendment.

(b). (i) as soon as possible following the execution of this Agreement, prepare and file, as promptly as possible, with the SEC a Preliminary and, thereafter, a Definitive Schedule 14C Information Statement with respect to the Charter Amendment, (ii) promptly respond to comments from the SEC and promptly file any required amendments to the Schedule 14C Information Statement, if any, (iii) timely mail the stated Information Statement to its shareholders, and (iv) prepare and timely file with the SEC a Form 8-K disclosing the Charter Amendment.

(c). as soon as possible following the receipt of the required shareholder approval from the Company shareholders, (i) file the applicable forms with FINRA to reflect the Charter Amendment, and (ii) immediately following receipt of approval from FINRA, prepare and file an amendment to (or restatement of) its Articles of Incorporation with respect to the Charter Amendment with the Delaware Secretary of State.

Section 7.03. Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the transaction is consummated. As used in this Agreement, “Expenses” shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the transactions contemplated hereby.

ARTICLE VIII

CONDITIONS PRECEDENT TO

OBLIGATIONS OF THE COMPANY

Unless otherwise waived in writing by the Company, the obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 8.01. Accuracy of Representations and Performance of Covenants.  The representations and warranties made by PTH, RTC and RTC Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  RTC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by PTH, RTC or the RTC Shareholders, as applicable, prior to or at the Closing.

Section 8.02. Officer’s Certificate. The Company shall have been furnished with certificates dated the Closing Date and signed by a duly authorized chief executive officer of RTC, each RTC Shareholder and PTH, certifying that (a) each representations and warranties of RTC, each RTC Shareholder and PTH contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date and (b) the RTC Schedules are correct, true and accurate on the Closing Date, inclusive of updated Schedules.

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Section 8.03. Secretary’s Certificate. The Company shall have received a Certificate of Secretary of RTC, each RTC Shareholder, and PTH in a form acceptable to the Company certifying attached copies of (i) the resolutions of the Board of Directors of RTC, each RTC Shareholder and PTH approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (ii) the incumbency of each authorized officer of RTC, each RTC Shareholder and PTH executing this Agreement and related agreements.

 Section 8.04. No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 8.05. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of RTC and PTH after the Closing Date on the basis as presently operated shall have been obtained.

Section 8.06. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of RTC and/or PTH.

Section 8.07. Other Items. The Company shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS

OF RTC AND THE RTC SHAREHOLDERS

Unless otherwise waived in writing by PTH, the obligations of PTH, RTC and the RTC Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 9.01. Accuracy of Representations and Performance of Covenants.  The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company.

Section 9.02. Officer’s Certificate. RTC shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of the Company, certifying that that each representation and warranty of the Company contained in this Agreement (a) shall have been true and correct as of the date of this Agreement and (b) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

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Section 9.03. Secretary’s Certificate. RTC shall have received a Certificate of Secretary of the Company in a form acceptable to RTC certifying attached copies of (i) Articles of Incorporation of the Company, (ii) the resolutions of the Company Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of the Company executing this Agreement and related agreements.

Section 9.04. No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 9.05. Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

Section 9.06. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of the Company.

Section 9.07. Other Items.  RTC shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as RTC may reasonably request.

ARTICLE X

RELEASES BY THE PARTIES AND

INDEMNIFICATIONS

Section 10.01. Releases By The Parties. As additional consideration for each party entering into this Agreement and subject to the Closing of this Agreement, each such party hereby provides the following release and discharge;

(a) Release by RTC and RTC Shareholders.

(i). Each of RTC, and the RTC Shareholders, jointly and severally, for themselves and on behalf of their respective past and present officers, directors, members, partners, affiliates, consultants, agents, and attorneys and their respective successors and assigns (each an “RTC Releasor”), shall and do hereby forever relieve, release and discharge each of Company and its subsidiaries, their respective past and present officers, directors, employees, stockholders, members, partners, affiliates, consultants, agents, and attorneys and their respective successors and assigns, and all persons acting by, through, under or in concert with any of them (the “Company Released Entities”), jointly and severally, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, injuries, actions and causes of actions, of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed (“Claims”), based upon, in any way arising out of, or pertaining to, or in connection with the Original Agreement (the “Company Released Claims”). The Company Released Claims include, but are not limited to, all Claims arising under common law or equity, breach of contract or public policy, arising in tort (including libel, slander, defamation, tortious interference in a contract or contractual opportunity, or intentional infliction of emotional distress), claims under the Civil Rights Act of 1964, or under any other

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theory of recovery.

(ii). Each RTC Releasor, jointly and severally, covenants not to sue, or otherwise participate in any action or class action against, any of the Company Released Entities or any other entity which may be a successor to Company, based upon any of the Company Released Claims.

(iii). Each RTC Releasor, jointly and severally, hereby represents and warrants to Company Released Entities that each have not sold, assigned, conveyed or otherwise transferred any of the Company Released Claims.

(b) Release by the Company.

(i). The Company, for itself and on behalf of its past and present officers, directors, members, partners, affiliates, consultants, agents, and attorneys and their respective successors and assigns (“Company Releasor”), shall and does hereby forever relieve, release and discharge each of RTC and the RTC Shareholders and their respective past and present officers, directors, employees, stockholders, members, partners, affiliates, consultants, agents, and attorneys and their respective successors and assigns, and all persons acting by, through, under or in concert with any of them (the “RTC Released Entities”), jointly and severally, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, injuries, actions and causes of actions, of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed (“Claims”), based upon, in any way arising out of, or pertaining to, or in connection with the Original Agreement (the “RTC Released Claims”). The RTC Released Claims include, but are not limited to, all Claims arising under common law or equity, breach of contract or public policy, arising in tort (including libel, slander, defamation, tortious interference in a contract or contractual opportunity, or intentional infliction of emotional distress), or under any other theory of recovery.

(ii). The Company covenants not to sue, or otherwise participate in any action or class action against, any of the RTC Released Entities or any other entity which may be a successor to Company, based upon any of the RTC Released Claims.

(iii). The Company hereby represents and warrants to the RTC Released Entities that they have not sold, assigned, conveyed or otherwise transferred any of the RTC Released Claims.

Section 10.02 Indemnifications.

(a). RTC and PTH, jointly and severally, hereby indemnify and hold harmless the Company and each of the officers, agents and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any breach of any covenant, agreement, representation or warranty made by either RTC or PTH herein.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for two years following the Closing.

(b). The RTC Shareholders, jointly and severally, agree to indemnify Company and each of the officers, agents and directors of Company as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on based on any breach of any covenant, agreement, representation or warranty made by the RTC Shareholders herein.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for two years following the Closing.

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(c). The Company hereby agrees to indemnify PTH and RTC and each of the officers, agents, and directors of PTH and RTC and the RTC Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any breach of any covenant, agreement, representation or warranty made by the Company herein.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for two years following the Closing.

ARTICLE XI

MISCELLANEOUS

Section 11.01.  Brokers.  The Company, PTH, RTC and the RTC Shareholders each agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  The Company, on one hand, and PTH, RTC and each RTC Shareholders (jointly and severally), on the other, agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section. 11.02. Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida. All claims and disputes arising under or relating to this Agreement are to be settled in a Court of Competent Jurisdiction in the State of Florida.

Section 11.03. Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to RTC, to:	201 South Biscayne Blvd., 28th Floor Miami, Florida 33131

 If to PTH 75850 Baseline Road

Twentynine Palms, CA 92277

If to a RTC Shareholder to:	The respective address of each such party as set forth on the signature page below

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If to the Company, to:	176 Route 9 North Suite 306 Marlboro, New Jersey 07728 With copies to: Daniel H. Luciano, Esq. 242A West Valley Brook Road Califon, New Jersey 07830

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 11.04. Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 11.05. Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 11.06. Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 11.07. Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

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Section 11.08. Third Party Beneficiaries.  Except as stated herein, this contract is strictly among the parties hereto, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 11.09. Entire Agreement.  This Agreement (including the Recitals, Schedules and exhibits) represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11.10. Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 11.11. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 11.12. Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 11.13. Commercially Reasonable Efforts.  Subject to the terms and conditions herein provided, each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 11.14. Facsimile Signatures.  Facsimile signatures shall be deemed rebuttably valid as to the execution of this Agreement.

Section 11.15. Mutual Drafting. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

US PRECIOUS METALS, INC.

By:	/s/ Gennaro Pane
Name: Gennaro Pane
Title: Chief Executive Officer

RESOURCE TECHNOLOGY CORPORATION

By:	/s/Constance Boyd
Name: Constance Boyd
Title: Secretary

PLASMAFICATION TECHNOLOGIES HOLDINGS, LLC.

By:	/s/ Tony Psomas
Name: Tony Psomas
Title: Chief Financial Officer

RTC SHAREHOLDERS

/s/ Gennaro Pane

Wolz International, LLC

By: Gennaro Pane-Member

42 CORNWALLIS CT

MANALAPAN, NJ 07726

/s/ Constance Boyd

Titan Productions, LP

By: Constance Boyd-General Partner

PO BOX 546823

BAL HARBOUR, FL 33154

 /s/ Chad Altieri

Mercury6, LP

By: Chad Altieri -General Partner

201 SOUTH BISCAYNE BLVD.

28TH FLOOR

MIAMI, FL 33131

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PTH SCHEDULES

and

RTC SCHEDULES

NONE

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COMPANY SCHEDULES

NONE